SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 10, 2000


                            nSTOR TECHNOLOGIES, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


     Delaware                     08354                          95-2094565
State or Other Jurisdiction     (Commission                    (IRS Employer
of Incorporation)                File Number)               Identification No.)




 100 Century Boulevard, West Palm Beach, Florida                  33417
   (Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code:     (561) 640-3103
                                                     ---------------------



         ---------------------------------------------------------------
          (Former Name or Former Address; if Changed Since Last Report)


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Item 2.       Acquisition or Disposition of Assets.

         On January 10, 2000, we sold substantially all of the assets of Borg Adaptive Technologies, Inc., a Colorado corporation and a wholly-owned subsidiary of our wholly-owned subsidiary, nStor Corporation, Inc. to QLogic Acquisition Corporation, a wholly-owned subsidiary of QLogic Corporation, for $7.5 million cash. The assets included all of the intellectual property rights relating to the Adaptive RAID technology, including software, patents and trademarks, and certain tangible assets, including test and office equipment and tenant improvements.

         In connection with the sale, we retained a perpetual license to use, compile and modify the software relating to the Adaptive RAID technology, as well as a license to distribute, market and sublicense the software in conjunction with our storage products.

         A copy of the Press Release issued by us on November 10, 2000 announcing the sale of the assets is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)


Exhibits              Description of Documents

2.1 Asset Purchase Agreement dated as of January 10, 2000 and effective as of December 31, 1999 by and among nStor Corporation, Inc., Borg Adaptive Technologies, Inc., QLogic Acquisition Corporation and QLogic Corporation

2.2 Software License Agreement dated as of January 10, 2000 by and among nStor Corporation, Inc. and QLogic Acquisition Corporation

99.1 Press Release issued by the Registrant on January 10, 2000

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    January 14, 2000                   nSTOR TECHNOLOGIES, INC.


                                     By:   /s/ Jack Jaiven
                                 _________________________________________
                                 Jack Jaiven, Vice President and Treasurer

                                  Exhibit Index

Exhibits         Description of Documents


2.1 Asset Purchase Agreement dated as of January 10, 2000 and effective as of December 31, 1999 by and among nStor Corporation, Inc., Borg Adaptive Technologies, Inc., QLogic Acquisition Corporation and QLogic Corporation

2.2 Software License Agreement dated as of January 10, 2000 by and among nStor Corporation, Inc. and QLogic Acquisition Corporation

99.1 Press Release issued by the Registrant on January 10, 2000